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                                     Exhibit 99.1



                                      Contacts:   Juliana M. Coyle (Investors)
                                                  Jonathan V. Hubbard  (Media)
                                                  (617) 330-8900

                                      Internet:   http://www.uam.com


For Immediate Release

                     UNITED ASSET MANAGEMENT CORPORATION ANNOUNCES
                          1997 FOURTH QUARTER NON-CASH CHARGE

              Board of Directors Expands Stock Repurchase Authorization by
                               Eight Million Shares

     BOSTON, January 22, 1998--United Asset Management Corp. (NYSE: UAM) today announced that it expects to report a non-cash charge of between $165 million and $175 million against pre-tax earnings for the fourth quarter ended December 31, 1997. The charge is a result of the impairment, under Statement of Financial Accounting Standards No. 121, of the recorded cost assigned to client contracts in connection with two UAM transactions, the acquisition of JMB Institutional Realty by Heitman Financial Ltd. and the acquisition of Newbold's Asset Management, Inc. This non-cash charge will not affect the day-to-day investment management and client service of either firm. Excluding the charge, UAM expects to have fourth quarter earnings per share of between $.32 and $.34, and Operating Cash Flow (net income plus amortization and depreciation) per share of between $.76 and $.79.

     UAM estimates that, if investment markets remain at current levels throughout the year, its 1998 earnings could be in the range of $1.15 to $1.25 per share and Operating Cash Flow per share could be between $2.90 and $3.10 based on preliminary internal business projections. The Company's estimates include less negative net client cash flow than in 1997, as well as the effect of changes at Heitman and Newbold's. Compared to 1997 results, UAM's estimates also include increased spending on its marketing and client service affiliates; co-investing in growth opportunities with investment management affiliates; existing start-ups including the two new European affiliates; support for The Campbell Group; increased repurchases of UAM common stock; financing costs and amortization of contingent payments in 1998 for prior acquisitions; and the tax impact of certain recent acquisitions. In addition, UAM has taken steps to reduce expenses at the holding company. Operating results could also be affected by acquisitions, shifts in UAM's business mix resulting in changes in average fee rates, the level of investment markets worldwide, general economic conditions and other factors which are difficult to forecast.

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     Negative net client cash flow in 1997 totaled approximately $16 billion or
8.1% of year-end assets under management. Total managed assets rose by $26 billion from December 31, 1996 to $197 billion on December 31, 1997. Of this increase, acquisitions contributed approximately $16 billion and market performance by affiliates added $26 billion, which was offset by the negative net client cash flow. In the fourth quarter of 1997, negative net client cash flow totaled $7.5 billion, approximately half of which was attributable to Heitman, Newbold's and The Campbell Group, as described below.

     In addition, the Company said that its Board of Directors has authorized an eight-million- share expansion of UAM's stock buyback program, bringing the total number of shares currently available for repurchase from 1,755,766 to 9,755,766 shares. The Company repurchased 829,700 shares of its common stock in the 1997 fourth quarter and 2,867,900 shares during the full year, and it expects to significantly increase its stock repurchase activity in 1998. During the fourth quarter, UAM obtained an amendment of its credit agreements with its banks which more than doubles the amount of cash flow it may spend on stock repurchases and dividends for one year. UAM does not expect to recommend raising its dividend in March 1998, when an increase would ordinarily be considered, in order to increase the amount available for the potential repurchase of its shares.

     "UAM is focused on building shareholder value by pursuing selective acquisitions, helping its affiliates to grow, assisting its firms with operating changes where needed, and other measures such as the stock repurchase program," said Norton H. Reamer, President and Chief Executive Officer. "While some of these steps may negatively affect financial results over the short term, our goal is to significantly improve UAM's long-term financial prospects, particularly our net client cash flow. Our strong Operating Cash Flow and financial position will enable us to fund our ongoing initiatives at a substantial level in order to meet our objectives."

     Of the non-cash pre-tax charge against UAM's earnings, approximately 80% is attributable to the impairment of the cost assigned to client contracts acquired through the 1994 purchase of JMB Institutional Realty by Heitman, and 20% to client contracts at Newbold's. In order to satisfy client objectives for liquidity and realizing gains, Heitman has begun actively selling properties held by its JMB-related commingled trusts, many of which are expected to be liquidated in advance of their contractual lives. This development reflects a shift in the market for institutionally managed real estate from commingled funds to other investment vehicles, including real estate investment trusts that offer liquidity and public pricing. Heitman, which is one of the largest institutional real estate investment managers in the world, is reviewing its long-term strategy in order to best serve its clients in the evolving real estate investment management industry.

     Newbold's Asset Management, which has also experienced a significant loss of assets under management, was formally incorporated into another UAM firm, Pilgrim Baxter & Associates, during the fourth quarter of 1997. Newbold's is a value-oriented equity investment manager with a strong institutional focus, which complements Pilgrim Baxter's strengths in growth equity investing. Its investment managers and client portfolios will retain their unique value philosophy as part of the Pilgrim Baxter organization. Pilgrim Baxter is continuing to build

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a diversified mutual fund family and institutional investment management business based on a growing cadre of talented portfolio managers with varied investment styles.

     To address UAM's negative net client cash flow, the Company has a variety of initiatives underway to both improve growth incentives and provide a higher degree of marketing and distribution support for its firms than previously:

- UAM plans to further increase the co-investments it makes with affiliates in marketing, distribution and new product development. For example, the Company has established a mutual fund service center in partnership with Pilgrim Baxter to enable it to consolidate and improve its shareholder services and marketing for the PBHG Funds family. The facility has sufficient capacity to serve additional fund families managed by UAM affiliates. UAM also expects to provide financial support during 1998 for Pilgrim Baxter to help it further diversify its mutual fund organization. UAM is assisting The Campbell Group, as well, to enable it to market a variety of timber management and investment services to a broad range of clients in North America, Europe and Asia. The firm has restructured its operations in order to replace a joint venture arrangement with John Hancock managing approximately $1.3 billion in timber assets which ended in 1997.

- UAM has consolidated and focused the incentive programs it offers affiliates in order to reward positive net client cash flow specifically, rather than overall increases in revenues, which can be affected by market changes as well as by client additions and withdrawals. This new incentive arrangement, which is designed to function in a manner similar to "phantom stock," is in addition to the core revenue-sharing agreement that each firm has with UAM, giving an affiliate control over a significant share of any new revenues it generates.

- The Company has improved the cost-sharing arrangements for affiliates that utilize UAM Investment Services, Inc. to market to separate accounts, mutual funds, insurance companies and other prospective clients. UAM expects that it will increase its own financial support for this service affiliate during 1998 as its new business efforts continue to gather momentum. The Company also plans to increase support for its Tokyo-based distribution affiliate, United Asset Management (Japan), Inc. in response to a very high level of interest among Japanese institutions in the investment management services of UAM affiliates.

     United Asset Management Corporation provides investment management services, primarily to institutional investors. These services are offered through a broad range of operating firms which managed over $197 billion on December 31, 1997 for clients located throughout the United States and abroad.

                                  ---------------

     In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, UAM notes that the statements in this press release which look forward in time, including all statements containing other than historical information, involve known and unknown risks and uncertainties that may cause actual results, performances or achievements to differ

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materially from those expressed or implied by such forward-looking statements.
In addition to the risks and uncertainties identified above in this press release, the following factors, among others, could cause UAM's actual results, performances or achievements to differ materially: competition in the investment management industry; adverse changes in domestic and foreign economic and market conditions; higher than anticipated negative net client cash flow; write-offs of acquired client contracts; UAM's ability to implement the proposed changes at affiliate levels; and other factors as more thoroughly identified and explained in Exhibit 99.2 to UAM's Current Report on Form 8-K filed on January 22, 1998 with the Securities and Exchange Commission.

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